ANNEX A
Filed Pursuant to Rule 433
Registration Statement No. 333-136681
May 23, 2007
PRICING TERM SHEET
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes, Series R
Principal Amount: $500,000,000
Coupon: 5.75%
Interest Payment Dates: June 15 and Dec 15, accruing from Dec 15, 2006
Maturity: June 15, 2011
Initial Price to Public: 100.968 + accrued interest from Dec 15, 2006 Optional Redemption: N/A
Minimum Denomination: $1,000 and integral multiples of $1,000
In excess thereof
Settlement Date: May 29, 2007
CUSIP: 45974VA24
Underwriters:
ABN AMRO Incorporated, Barclays Capital, JPMorgan,
Wachovia Securities, Daiwa Securities America Inc.,
Mitsubishi UFJ Securities, Santander Investment,
SOCIETE GENERALE, Sumitomo
The issuer has filed a registration statement (including a prospectus)with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc., toll-free at 1-888-227-2275, Ext. 2663.